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                                                                    Exhibit 23.1



               Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference into the Registration Statement on Form S-4 of our report dated February 23, 1999 (except for Note 15b, as to which the date is March 5, 1999) with respect to the consolidated financial statements of Alydaar Software Corporation and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 1998.

                                       /S/ Holtz Rubenstein & Co., LLP

                                       HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
May 6, 1999